                                                                      EXHIBIT 20


NEWS RELEASE


Contact(s):   Media Inquiries:                          Visteon Corporation
              Liane Smyth                               Public Affairs
              313-755-2916                              5500 Auto Club Drive
              lsmyth1@visteon.com                       Dearborn, MI  48126
                                                        Facsimile: 313-755-7983


              Investor Inquiries:
              Derek Fiebig
              313-755-3699
              dfiebig@visteon.com                       [VISTEON LOGO]



FOR IMMEDIATE RELEASE


VISTEON ANNOUNCES REPORTING SEGMENTS UNDER NEW CUSTOMER-FACING CORPORATE
STRUCTURE

DEARBORN, Mich., July 3, 2001 -- Visteon Corporation (NYSE:VC) today announced new financial reporting segments to align with its recently implemented organization, which is focused on customer business groups, and supported by centralized product development, manufacturing and administrative functions.

Consistent with the new organization and effective in the Second Quarter of 2001, Visteon's segment reporting will be as follows: Automotive Operations and Glass Operations. Automotive Operations provides various automotive systems and components mainly to OEM customers; Glass Operations supplies architectural and flat glass to a broad customer base, including OEMs. The new segments replace the previous product-oriented reporting segments: Comfort, Communication & Safety, Dynamics & Energy Conversion, and Glass.

Since implementation of the new organizational structure in April 2001, major benefits already have been realized, including significant new business wins, reduced structural costs and increased leverage from centralization of manufacturing, product development and other staff functions.

Attached to the press release is historical financial information that reflects the new reporting segments.

Visteon Corporation is a leading full-service supplier that delivers consumer-driven technology solutions to automotive manufacturers worldwide and through multiple channels within the global automotive aftermarket. Visteon has 82,000 employees



                                                                              1.
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NEWS RELEASE


and a global delivery system of more than 130 technical, manufacturing, sales, and service facilities located in 25 countries.

This press release contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as "estimated" and "potentially" signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. Some of these risks and uncertainties are identified in our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 27, 2001. Should any risks and uncertainties develop into actual events, these developments could have material adverse effects on Visteon's business, financial condition and results of operations.



                                       ###

      Visteon news releases, photographs and product specification details are available at www.visteon.com


                                                                              2.
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                      Visteon Corporation and Subsidiaries
                             SEGMENT FINANCIAL DATA


     Certain quarterly and annual segment financial information for 1998 and 1999 actual results, the related 1999 pro forma data, 2000 actual results, and 2001 First Quarter actual results, is presented in the following tables. This information has been restated to conform with the new reporting segments:
Automotive Operations and Glass Operations. Automotive Operations provides various automotive systems and components mainly to OEM customers; Glass Operations supplies architectural and flat glass to a broad customer base, including OEMs.

     For further discussion of pro forma adjustments, please refer to the "Unaudited Pro Forma Condensed Consolidated Financial Statements" section of our prospectus dated June 13, 2000, as filed with the SEC on June 14, 2000.




                                                                    1999 Actual                                  1998 Actual
                                      -----------------------------------------------------------------------    ------------
                                         First         Second          Third          Fourth          Full           Full
                                        Quarter        Quarter        Quarter         Quarter         Year           Year
                                      ------------   ----------      ----------     ------------   ----------    ------------
                                                                       (unaudited, in millions)

SALES
Automotive Operations                  $  4,572       $  4,861        $  4,418        $  4,742      $ 18,593       $ 17,010
Glass Operations                            200            202             182             189           773            752
                                       --------       --------        --------        --------      --------       --------
     Total                             $  4,772       $  5,063        $  4,600        $  4,931      $ 19,366       $ 17,762
                                       ========       ========        ========        ========      ========       ========

INCOME/(LOSS) BEFORE TAXES
Automotive Operations                  $    305       $    435        $    260        $    170      $  1,170       $  1,145
Glass Operations                              8             14               -             (20)            2            (29)
                                       --------       --------        --------        --------      --------       --------
     Total                             $    313       $    449        $    260        $    150      $  1,172       $  1,116
                                       ========       ========        ========        ========      ========       ========

NET INCOME/(LOSS)
Automotive Operations                  $    199       $    270        $    155        $    108      $    732       $    718
Glass Operations                              6             10               -             (13)            3            (15)
                                       --------       --------        --------        --------      --------       --------
     Total                             $    205       $    280        $    155        $     95      $    735       $    703
                                       ========       ========        ========        ========      ========       ========

AVERAGE ASSETS
Automotive Operations                  $  8,870       $  9,981        $ 10,877        $ 11,280      $ 10,252       $  8,376
Glass Operations                            616            629             703             780           682            548
                                       --------       --------        --------        --------      --------       --------
     Total                             $  9,486       $ 10,610        $ 11,580        $ 12,060      $ 10,934       $  8,924
                                       ========       ========        ========        ========      ========       ========



                                                                   1999 Proforma
                                      ----------------------------------------------------------------------
                                         First         Second         Third          Fourth          Full
                                        Quarter        Quarter       Quarter         Quarter         Year
                                      ----------     -----------    ---------      ----------     ----------
                                                                 (unaudited, in millions)

SALES
Automotive Operations                  $  4,407        $  4,685      $  4,272        $  4,578      $ 17,942
Glass Operations                            190             192           173             179           734
                                       --------        --------      --------        --------      --------
     Total                             $  4,597        $  4,877      $  4,445        $  4,757      $ 18,676
                                       ========        ========      ========        ========      ========

INCOME/(LOSS) BEFORE TAXES
Automotive Operations                  $    115        $    265      $     94        $     (3)     $    471
Glass Operations                              1               8            (8)            (27)          (26)
                                       --------        --------      --------        --------      --------
     Total                             $    116        $    273      $     86        $    (30)     $    445
                                       ========        ========      ========        ========      ========

NET INCOME/(LOSS)
Automotive Operations                  $     80        $    164      $     50        $      1      $    295
Glass Operations                              2               6            (4)            (18)          (14)
                                       --------        --------      --------        --------      --------
     Total                             $     82        $    170      $     46        $    (17)     $    281
                                       ========        ========      ========        ========      ========


                      Visteon Corporation and Subsidiaries
                             SEGMENT FINANCIAL DATA


                                                                   2000 Actual                                    2001 Actual
                                      -----------------------------------------------------------------------     ------------
                                         First         Second        Third          Fourth          Full              First
                                        Quarter        Quarter      Quarter         Quarter         Year             Quarter
                                      ------------   ----------    -----------    ------------   ------------     ------------
                                                              (unaudited, in millions)

SALES
Automotive Operations                   $  5,028      $  5,105       $  4,224       $  4,364       $ 18,721         $  4,558
Glass Operations                             197           204            180            165            746              165
                                        --------      --------       --------       --------       --------         --------
     Total                              $  5,225      $  5,309       $  4,404       $  4,529       $ 19,467         $  4,723
                                        ========      ========       ========       ========       ========         ========

INCOME/(LOSS) BEFORE TAXES
Automotive Operations                   $    239      $    284       $     80       $     86       $    689         $     60
Glass Operations                              (2)          (18)             2           (232)          (250)              (5)
                                        --------      --------       --------       --------       --------         --------
     Total                              $    237      $    266       $     82       $   (146)      $    439         $     55
                                        ========      ========       ========       ========       ========         ========

NET INCOME/(LOSS)
Automotive Operations                   $    148      $    173       $     46       $     59       $    426         $     33
Glass Operations                              (1)          (11)             2           (146)          (156)              (2)
                                        --------      --------       --------       --------       --------         --------
     Total                              $    147      $    162       $     48       $    (87)      $    270         $     31
                                        ========      ========       ========       ========       ========         ========

AVERAGE ASSETS
Automotive Operations                   $ 11,392      $ 11,134       $ 10,887       $ 12,011       $ 11,356         $ 11,081
Glass Operations                             728           609            574            213            531              294
                                        --------      --------       --------       --------       --------         --------
     Total                              $ 12,120      $ 11,743       $ 11,461       $ 12,224       $ 11,887         $ 11,375
                                        ========      ========       ========       ========       ========         ========



                                         2000           1999            1998
                                        Actual         Actual          Actual
                                      ----------     ----------      ---------
                                               (unaudited, in millions)

Automotive Operations
---------------------
  Depreciation/amortization             $ 641          $ 616          $ 531
  Capital expenditures                    771            832            777
  Unconsolidated affiliates:
    Equity in net income                   50             39             17
    Investments in                        122            184            190

Glass Operations
----------------
  Depreciation/amortization             $  35          $  35          $  34
  Capital expenditures                     22             44             84
  Unconsolidated affiliates:
    Equity in net income                    6              8              9
    Investments in                         20             21             24

Total Visteon
-------------
  Depreciation/amortization             $ 676          $ 651          $ 565
  Capital expenditures                    793            876            861
  Unconsolidated affiliates:
    Equity in net income                   56             47             26
    Investments in                        142            205            214
